                                                                    Exhibit 10.2

                                                                  EXECUTION COPY




                            STOCK PURCHASE AGREEMENT


                                     between


                         OAK FINANCE INVESTMENTS LIMITED

                       (a British Virgin Islands company)


                                       and

                                  SHMUEL BENTOV


  Relating To The Purchase Of 1,024,697 Shares Of The Stock Of Common Stock of

                           THE A CONSULTING TEAM, INC.

                            (a New York corporation)














                                   Dated as of

                                January 21, 2005

                                                      TABLE OF CONTENTS
                                                                                                       PAGE

ARTICLE 1     DEFINITIONS AND USAGE......................................................................2

         Section 1.1   Definitions.......................................................................2

         Section 1.2   Other Defined Terms...............................................................7

         Section 1.3   Usage.............................................................................7

ARTICLE 2     SALE AND TRANSFER OF COMPANY STOCK.........................................................8

         Section 2.1   Sale of Company Stock.............................................................8

         Section 2.2   Purchase Price....................................................................8

         Section 2.3   Closing...........................................................................9

         Section 2.4   Closing Obligations...............................................................9

ARTICLE 3     REPRESENTATIONS AND WARRANTIES OF SELLER..................................................10

         Section 3.1   Organization and Good Standing...................................................10

         Section 3.2   No Conflict; No Consent..........................................................10

         Section 3.3   Books and Records................................................................10

         Section 3.4   Capitalization...................................................................11

         Section 3.5   Financial Statements.............................................................11

         Section 3.6   SEC Reports......................................................................12

         Section 3.7   No Material Adverse Change.......................................................12

         Section 3.8   Absence of Certain Changes or Events.............................................12

         Section 3.9   Legal Proceedings; Orders........................................................13

         Section 3.10  Brokers or Finders...............................................................14

         Section 3.11  Disclosure.......................................................................14

ARTICLE 4     ADDITIONAL REPRESENTATIONS OF SELLER......................................................14

         Section 4.1   Title to Company Stock; No Agreements............................................14

         Section 4.2   Enforceability; Authority; No Conflict; No Consent...............................14

         Section 4.3   SEC Reports by Seller............................................................15

ARTICLE 5     REPRESENTATIONS AND WARRANTIES OF BUYER...................................................15

         Section 5.1   Organization and Good Standing...................................................15

         Section 5.2   Enforceability; Authority; No Conflict...........................................15

         Section 5.3   Brokers or Finders...............................................................16

         Section 5.4   Disclosure.......................................................................16

ARTICLE 6     COVENANTS OF SELLER PRIOR TO CLOSING DATE.................................................16

         Section 6.1   Access and Investigation.........................................................16

         Section 6.2   Required Approvals...............................................................16

                                                      TABLE OF CONTENTS
                                                         (continued)
                                                                                                       PAGE

         Section 6.3   Business Operations of the Acquired Companies....................................17

         Section 6.4   Negative Covenant................................................................17

         Section 6.5   Notification.....................................................................17

         Section 6.6   Payment of Indebtedness by Related Persons.......................................18

         Section 6.7   Conversion of Series A Preferred Stock...........................................18

         Section 6.8   Reasonable Best Efforts..........................................................18

ARTICLE 7     COVENANTS OF BUYER PRIOR TO CLOSING DATE..................................................18

         Section 7.1   Approvals of Governmental Bodies.................................................18

         Section 7.2   Reasonable Best Efforts..........................................................18

ARTICLE 8     ADDITIONAL COVENANTS......................................................................18

         Section 8.1   Public Announcements.............................................................18

         Section 8.2   Confidentiality..................................................................18

ARTICLE 9     CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.......................................19

         Section 9.1   Accuracy of Representations......................................................19

         Section 9.2   Seller's Performance.............................................................19

         Section 9.3   Consents.........................................................................19

         Section 9.4   Additional Documents.............................................................19

         Section 9.5   No Proceedings...................................................................20

         Section 9.6   No Claim Regarding Stock Ownership or Sale Proceeds..............................20

         Section 9.7   No Material Adverse Change.......................................................20

         Section 9.8   Consummation of Other Transactions...............................................20

ARTICLE 10    CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE......................................20

         Section 10.1  Accuracy of Representations......................................................20

         Section 10.2  Buyer's Performance..............................................................20

         Section 10.3  Consents.........................................................................21

         Section 10.4  Additional Documents.............................................................21

         Section 10.5  No Injunction....................................................................21

ARTICLE 11    INDEMNIFICATION; REMEDIES.................................................................21

         Section 11.1  Survival; Right To Indemnification Not Affected By Knowledge.....................21

         Section 11.2  Indemnification And Payment of Damages By Seller.................................21

                                                      TABLE OF CONTENTS
                                                         (continued)
                                                                                                       PAGE



         Section 11.3  Indemnification And Payment Of Damages By Buyer..................................22

         Section 11.4  Time Limitations.................................................................22

         Section 11.5  Procedure For Indemnification-Third Party Claims.................................22

ARTICLE 12    TERMINATION...............................................................................24

         Section 12.1  Termination Events...............................................................24

         Section 12.2  Effect of Termination............................................................24

         Section 12.3  Extension; Waiver................................................................25

ARTICLE 13    MISCELLANEOUS PROVISIONS..................................................................25

         Section 13.1  Expenses.........................................................................25

         Section 13.2  Notices..........................................................................25

         Section 13.3  Entire Agreement; Modifications..................................................26

         Section 13.4  Governing Law....................................................................26

         Section 13.5  Assignment; Successors; No Third Party Rights....................................27

         Section 13.6  Severability.....................................................................27

         Section 13.7  No Waiver........................................................................27

         Section 13.8  Jurisdiction; Service of Process.................................................27

         Section 13.9  Further Assurances...............................................................27

         Section 13.10 Counterparts.....................................................................27

         Section 13.11 Signatures.......................................................................28

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (the "Agreement") is made as of January 21, 2005 between among Oak Finance Investments Limited, a company organized under the laws of the British Virgin Islands ("Buyer") and Shmuel BenTov, an individual resident in the State of New York ("Seller") executing this Agreement on his own behalf and in the capacities specified at the end of this Agreement.

                                  THE RECITALS

                  A. Seller is a shareholder of Cicada, Inc. (the "Company") and is the beneficial owner of 1,024,698 shares of common stock of the Company (the "Common Stock") par value $0.01 per share;

                  B. Seller desires to sell, and Buyer desires to purchase, 1,020,947 of the shares of the Common Stock owned by Seller (the "Company Stock") pursuant to the terms and conditions of this Agreement and to concurrently purchase 3,750 of the shares of the Common Stock that are owned by Seller's spouse, such 1,024,697 representing all issued and outstanding shares of the Company Stock that are owned or controlled by Seller or his spouse;

                  C. Simultaneously herewith Buyer has entered into a Stock Purchase Agreement, dated the date hereof (the "Company Stock Purchase Agreement"), with the Company pursuant to which Buyer has agreed to purchase and the Company has agreed to sell the number of shares of Common Stock specified therein;

                  D. Simultaneously herewith the Company has entered into a Share Exchange Agreement, dated the date hereof (the "Company Share Exchange Agreement"), with the shareholders of Vanguard Info-Solution Corporation, a New Jersey corporation formerly known as B2B Solutions, Inc. ("Vanguard"), pursuant to which the Company will issue 7,312,796 shares of the Common Stock to the stockholders of Vanguard in exchange for 100% of the issued and outstanding shares of capital stock of all classes of Vanguard;

                  E. Simultaneously herewith Seller has entered into an agreement with Buyer, dated the date hereof (the "Principal Shareholder's Agreement"), pursuant to which Seller has agreed to vote the shares of Common Stock that he owns in favor of the transactions contemplated by the Company Stock Purchase Agreement and the Company Share Exchange Agreement and to refrain from taking certain actions regarding other potential transactions involving the Company;

                  F. The Company's Board of Directors has approved the transactions contemplated by each of this Agreement, the Company Share Exchange Agreement and the Company Stock Purchase Agreement and has agreed to recommend to its shareholders that they approve the transactions contemplated by the Company Stock Purchase Agreement and the Company Share Exchange Agreement; and

                  G. The approval of the shareholders of the Company is necessary to consummate the transactions contemplated by the Company Share Exchange Agreement and the Company Stock Purchase Agreement.

                                  THE AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                              DEFINITIONS AND USAGE

         Section 1.1 Definitions. For purposes of this Agreement, the following terms have the respective meanings set forth below:

                  "Acquired Companies" means the Company and its Subsidiaries, collectively; individually, each an "Acquired Company."

                  "Agreement" means this Stock Purchase Agreement, as amended from time to time pursuant to the terms hereof.

                  "Applicable Contract" means any Contract, except those which have expired in accordance with their terms, (i) filed as an exhibit to
         (a) the SEC Reports or (b) any registration statements of the Company pursuant to the Securities Act, or (ii) that involves payments or expenditures by or to any of the Acquired Companies that have an aggregate value of at least $300,000.

                   "Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized by law to be closed for business.

                  "Code" means the Internal Revenue Code of 1986.

                  "Commission" means the U.S. Securities and Exchange
         Commission.

                  "Consent" means any approval, consent, ratification, waiver or other authorization.

                  "Contemplated Transactions" means all of the transactions contemplated by this Agreement and by the other Seller's Closing Documents.

                  "Contract" means any agreement, contract, obligation, promise or undertaking that is legally binding.

                  "Disclosure Schedule" means a schedule delivered by one party to the other party concurrently with the execution and delivery of this Agreement, setting forth certain disclosure information arranged in numbered Items each of which corresponds to a section of this Agreement and provides (1) additional disclosure in response to an express disclosure requirement in such section or (2) an exception or qualification to a representation or warranty contained in such section.

                  "Employee Plan" means, with respect to an employer, all "employee benefit plans" as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, change in control, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto that (i) is maintained or contributed to by any such employer or any ERISA Affiliate or has been maintained or contributed to in the last six (6) years by any such employer or any ERISA Affiliate, or with respect to which any such employer or any ERISA Affiliate has or may have any liability, and (ii) provides benefits, or describes policies or procedures applicable to any current or former director, officer, employee or service provider of any such employer or any ERISA Affiliate, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof.

                  "Encumbrance" means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of security or equity interests), transfer, receipt of income or exercise of any other attribute of ownership.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA Affiliate" means, with respect to an employer, any other corporation or trade or business controlled by, controlling or under common control with such employer (within the meaning of Section 414, Section 4001(a)(14) or Section 4001(b) of ERISA).

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "GAAP" means United States generally accepted accounting principles applied on a consistent basis.

                  "Governmental Authorization" means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                  "Governmental Body" means any (i) nation, state, county, city, town, borough, village, district or other jurisdiction; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi -governmental authority of any nature (including any self-regulatory organization, agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi -governmental powers); (iv) multinational organization or body;
         (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (vi) any official of any of the foregoing.

                  "IOT" means International Object Technology, Inc., a New Jersey corporation.

                  "IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

                  "Item" means, with respect to a party, a section of that party's Disclosure Schedule.

                  "Knowledge" means, with respect to a particular fact or other matter:

                           (i) in the case of Seller or any other individual,
                  either that Seller or other individual is actually aware of that fact or matter, or a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement,

                           (ii) in the case of a Person (other than an
                  individual), any individual who is serving, or who has at any time served, as a director, officer, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in clause (i) above), and

                           (iii) any such individual (referred to in clause (ii)
                  above) and any individual party to this Agreement will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of any representation or warranty made herein by that Person or individual.

                  "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, rule, Order, Governmental Authorization, statute or treaty, including any rule or regulation of the NASDAQ Small Cap Market and further including the Sarbanes-Oxley Act of 2002.

                  "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

                  "Lien" means, with respect to any asset, any deed of trust mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset.

                  "Material Adverse Effect" means any material adverse change in the business, operations, properties, prospects, results of operations or condition (financial or otherwise).

                  "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body, arbitrator or NASDAQ, Inc. (including without limitation any notice or letter threatening or warning of possible delisting of the Cicada Common Stock).

                  "Ordinary Course of Business" means, with respect to any action, the action taken by a Person only if that action:

                           (i) is consistent in nature, scope and magnitude with
                  the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

                           (ii) does not require authorization by the board of
                  directors or stockholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

                           (iii) is similar in nature, scope and magnitude to
                  actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

                  "Organization" means any entity, including a corporation (either non-profit or other), partnership (either limited or general), joint venture, limited liability company, trust, estate or other unincorporated association, whether or not a legal entity.

                  "Organizational Documents" means the articles or certificate of incorporation and the bylaws of a corporation and any amendment to any of the foregoing.

                  "Person" means an individual or an Organization.

                  "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "Related Person" means:

                                    (a) with respect to a particular individual,
                           (i) each other member of such individual's Family;
                           (ii) any Person that is directly or indirectly controlled by any one or more members of such individual's Family; (iii) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (iv) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity); and

                                    (b) with respect to a specified Person other
                           than an individual, (i) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person; (ii) any Person that holds a Material Interest in such specified Person; (iii) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);
                           (iv) any Person in which such specified Person holds a Material Interest; and (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

                           For purposes of this definition:

                                            (i) "control" (including
                                    "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act;

                                            (ii) the "Family" of an individual
                                    includes (i) the individual, (ii) the
                                    individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and

                                            (iii) "Material Interest" means
                                    direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange
                                    Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

                  "Representative" means, with respect to a Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

                  "SEC Reports" means all forms, reports, schedules, statements and other documents, and amendments thereto, required to be filed by the Company under the Exchange Act.

                  "Securities Act" means the Securities Act of 1933.

                  "Subsidiary" means, IOT and any other subsidiary of the Company.

                  "Third Party" means a Person who is not a party to this Agreement.

                  "Third-Party Claim" means a claim against an Indemnified Person by a Third Party, whether or involving a Proceeding.

         Section 1.2 Other Defined Terms. For purposes of this Agreement, the following terms have the respective meanings set forth in the section and at the page referred to opposite each such term:

         ----------------------------------------------------------------------------------------------------------
         Defined Term                                      Section                                     Page
         ----------------------------------------------------------------------------------------------------------
         Agreement                                         Heading                                       1
         ----------------------------------------------------------------------------------------------------------
         Balance Sheet                                     Section 3.5                                  11
         ----------------------------------------------------------------------------------------------------------
         Buyer                                             Heading                                       1
         ----------------------------------------------------------------------------------------------------------
         Buyer's Advisors                                  Section 6.1                                  16
         ----------------------------------------------------------------------------------------------------------
         Buyer's Closing Documents                         Section 5.2(a)                               15
         ----------------------------------------------------------------------------------------------------------
         Buyer Indemnified Persons                         Section 11.2                                 21
         ----------------------------------------------------------------------------------------------------------
         Closing                                           Section 2.3                                   9
         ----------------------------------------------------------------------------------------------------------
         Closing Date                                      Section 2.3                                   9
         ----------------------------------------------------------------------------------------------------------
         Company                                           Recitals                                      1
         ----------------------------------------------------------------------------------------------------------
         Company Share Exchange Agreement                  Recitals                                      1
         ----------------------------------------------------------------------------------------------------------
         Company Stock                                     Recitals                                      1
         ----------------------------------------------------------------------------------------------------------
         Company Stock Purchase Agreement                  Recitals                                      1
         ----------------------------------------------------------------------------------------------------------
         Damages                                           Section 11.2                                 22
         ----------------------------------------------------------------------------------------------------------
         Employment Agreement Amendment                    Section 2.4(a)(iv)                            9
         ----------------------------------------------------------------------------------------------------------
         Indemnified Person                                Section 11.5(a)                              22
         ----------------------------------------------------------------------------------------------------------
         Indemnifying Person                               Section 11.5(a)                              22
         ----------------------------------------------------------------------------------------------------------
         Interim Balance Sheet                             Section 3.5                                  11
         ----------------------------------------------------------------------------------------------------------
         Principal Shareholder's Agreement                 Recitals                                      1
         ----------------------------------------------------------------------------------------------------------
         Purchase Price                                    Section 2.2                                   8
         ----------------------------------------------------------------------------------------------------------
         Seller                                            Heading                                       1
         ----------------------------------------------------------------------------------------------------------
         Seller's Closing Documents                        Section 4.2(a)                               14
         ----------------------------------------------------------------------------------------------------------

         Section 1.3 Usage.

                  (a) Interpretation. In this Agreement, unless a clear contrary intention appears:

                      (i) a reference herein to days shall mean calendar days
                  unless otherwise specified. Any day or deadline or end of a time period hereunder which falls on a day other than a Business Day shall be deemed to refer to the first Business Day following such day or deadline or end of the time period, as the case may be;

                      (ii) a reference in this Agreement to an article, section, exhibit or schedule shall mean an article or section of, or exhibit or schedule attached to, this Agreement, as the case may be. Article and section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement;

                      (iii) a reference to any Legal Requirement means such
                  Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                      (iv) the word "including" means without limitation; the
                  word "or" is not exclusive and is used in the inclusive sense of "and/or"; and the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole;

                      (v) a reference to document, instrument or agreement shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and

                      (vi) all words used in this Agreement will be construed to be of such gender or number as the circumstances require.

                  (b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

                  (c) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against a party shall not apply to any construction or interpretation hereof.

                                   ARTICLE 2
                       SALE AND TRANSFER OF COMPANY STOCK

         Section 2.1 Sale of Company Stock. Subject to the terms and conditions of this Agreement, at the Closing Seller will sell and transfer the Company Stock to Buyer and Ronit BenTov will deliver the 3,750 shares to Buyer, and Buyer will purchase the Company Stock from Seller.

         Section 2.2 Purchase Price. The purchase price (the "Purchase Price") for the aggregate of the Company Stock and the 3,750 shares to be delivered by Ronit BenTov will be $10,503,144.25, or $10.25 per share; provided, that if the Company fails to pay a dividend on the Common Stock of $0.75 per share on or prior to the Closing Date, then the price per share due hereunder shall be increased by the amount of the difference between $0.75 and the amount of the dividend actually paid on or prior to the Closing Date, such that if no dividend is paid on or prior to the Closing Date, the price per share shall be $11.00 and the Purchase Price for the aggregate of the Company Stock and the 3,750 shares to be delivered by Ronit BenTov will be $11,271,667.00.

         Section 2.3 Closing. The purchase and sale (the "Closing") provided for in this Agreement will take place (a) at the offices of McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105, at 10:00 a.m. (local time) on the later of (i) July 31, 2005 and (ii) the third Business Day following the date on which the last of the conditions set forth in ARTICLE 9 and ARTICLE 10 have been satisfied or waived by the party entitled to waive the same, or (b) at such other time, place and date (if any) to which the parties may mutually agree (the "Closing Date").

         Section 2.4 Closing Obligations. At the Closing:

                  (a) Seller will deliver to Buyer:

                      (i) certificates representing the Company Stock, duly
                  endorsed (or accompanied by duly executed stock powers), with signature guaranteed by a commercial bank or trust company or by a member firm of a national securities exchange, in proper form for transfer to Buyer with all required stock transfer stamps affixed or provided for;

                      (ii) certificates representing the 3,750 shares of the
                  Common Stock owned of record by Ronit BenTov;

                      (iii) a certificate executed by Seller representing and
                  warranting to Buyer that Seller's representations and warranties in this Agreement were accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedule that were delivered by Seller to Buyer prior to the Closing Date in accordance with Section 6.5); and

                      (iv) an amendment to the Seller's existing employment
                  agreement in the form of Exhibit 2.4(a)(iv), executed by Seller (the "Employment Agreement Amendment").

                  (b) Buyer will deliver to Seller:

                      (i) the Purchase Price in immediately available funds by
                  wire transfer of $10,503,144.25 (or such other amount as may be due under Section 2.2) to one or more bank accounts specified in writing by Seller not less than three Business Days prior to the Closing;

                      (ii) a certificate executed by Buyer to the effect that,
                  except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

                      (iii) the Employment Agreement Amendment executed by the
                  Company.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         Section 3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has the corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. IOT is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, has the corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Each of the Acquired Companies is duly qualified to do business and is in good standing in each jurisdiction in which the failure to qualify would have a Material Adverse Effect on the Acquired Companies, taken as a whole.

         Section 3.2 No Conflict; No Consent.

                  (a) Except as set forth in Item 3.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will conflict with, or result in any violation of, or default under (with or without notice or lapse of time) or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the Organizational Documents of the Acquired Companies, or (ii) any Applicable Contract, Governmental Authorization or Legal Requirement applicable to any of the Acquired Companies or any of its properties or assets.

                  (b) No Consent of any Governmental Body is required by or with respect to the Acquired Companies in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except (i) for Consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under federal and applicable state securities laws, (ii) any filings under the HSR Act and (iii) such other Consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Acquired Companies, taken as a whole and would not prevent, or materially alter or delay any of the Contemplated Transactions.

         Section 3.3 Books and Records. The books of account, minute books, stock record books and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the boards of directors and committees of the board of directors of the Company, and no meeting of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

         Section 3.4 Capitalization.

                  (a) The authorized capital stock of the Company consists of 2,000,000 shares of Preferred Stock, par value $0.01 per share, of which 571,615 shares are issued and outstanding, and 30,000,000 shares of common stock, par value $0.01 per share, of which 2,109,530 shares are issued outstanding as of September 30, 2004. All of the outstanding equity securities and other securities of each Acquired Company (other than the Company) are owned of record and beneficially by the Company, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears on any certificate representing equity securities of any Acquired Company.

                  (b) All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in the SEC Reports, there are no options, warrants or other Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or applicable state securities laws.

                  (c) No Acquired Company owns, or has any right or Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

                  (d) The Common Stock is listed for trading on the NASDAQ Small Cap Market, to Seller's knowledge, the Company and the Common Stock meet the criteria for continued listing on the NASDAQ Small Cap Market (without giving effect to the transactions contemplated by the Company Stock Purchase Agreement or the Company Share Exchange Agreement) and, to Seller's knowledge, no delisting or suspension of trading of the Common Stock has been threatened or is in effect.

         Section 3.5 Financial Statements. Seller has delivered to Buyer: (a) an audited consolidated balance sheet of the Company as at December 31, 2003 (including the notes thereto, the "Balance Sheet"), and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Grant Thornton LLP, independent certified public accountants, (b) audited consolidated balance sheets of the Company as at December 31, in each of the years 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Grant Thornton LLP and Ernst & Young, LLP, independent certified public accountants, and (c) an unaudited consolidated balance sheet of the Company as at September 30, 2004 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the nine months then ended. Such financial statements fairly present the consolidated financial condition and operating results of the Acquired Companies as at the respective dates of and or the periods referred to in such financial statements, subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments. The financial statements referred to in this Section 3.5 have been prepared in accordance with GAAP, except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the Commission.

         Section 3.6 SEC Reports. Since January 1, 2001, the Company has timely filed all SEC Reports required to be filed by it under the Exchange Act and any other reports or documents required to be filed with the Commission. To Seller's knowledge, at the time of filing, mailing, or delivery thereof, none of such documents or information contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by subsequently filed documents or information.

         Section 3.7 No Material Adverse Change. Except as set forth in Item 3.8 of the Disclosure Schedule or in the SEC Reports, since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, results of operations or condition (financial or otherwise) of any Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         Section 3.8 Absence of Certain Changes or Events. Except as set forth in Item 3.8 of the Disclosure Schedule or in the SEC Reports, since the date of the Interim Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and to Seller's knowledge there has not been any:

                  (a) material change in any Acquired Company's issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration of payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b) amendment to the Organizational Documents of any Acquired Company;

                  (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to Seller or any other stockholder, director, officer, or employee (other than payment of bonuses, salaries or other compensation in the ordinary course) or entry into any employment, severance, or similar Contract with Seller or any other director, officer, or employee;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

                  (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

                  (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $300,000;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any material asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                  (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $300,000;

                  (i) except as required by GAAP, a revaluation of any of the assets or material change in the accounting methods, principles or practices used by any Acquired Company; or

                  (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

         Section 3.9 Legal Proceedings; Orders.

                  (a) Except as set forth in Item 3.9(a) of the Disclosure Schedule or in the SEC Reports, (i) there is no pending or, to Seller's knowledge, threatened Proceeding, that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company that individually or in the aggregate, could have a Material Adverse Effect on the Acquired Companies, taken as a whole; or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Seller's knowledge, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Item 3.9(a) of the Disclosure Schedule.

                  (b) Except as set forth in Item 3.9(b) of the Disclosure Schedule or in the SEC Reports, (i) there is no Order to which any of the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject; (ii) Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by, any Acquired Company; and (iii) to Seller's knowledge, no officer, director, agent, or employee of any Acquired Company (other than Seller) is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

         Section 3.10 Brokers or Finders. Neither Seller nor any agent of Seller has incurred any liability or obligation for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement or the Contemplated Transactions.

         Section 3.11 Disclosure. No representation or warranty or other statement made by Seller in this Agreement, the Disclosure Schedule, any supplement to the Disclosure Schedule, the certificates delivered pursuant to
Section 2.4(a) or otherwise in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. The Seller has no Knowledge of any fact that has specific application to the Acquired Companies (other than general economic or industry conditions) and that may materially adversely affect the assets, business, prospects, financial condition or results of operations of any Acquired Company that has not been set forth in this Agreement or the Disclosure Letter.

                                   ARTICLE 4
                      ADDITIONAL REPRESENTATIONS OF SELLER

The Seller further represents and warrants to Buyer as follows:

         Section 4.1 Title to Company Stock; No Agreements. Seller owns of record or beneficially all of the issued and outstanding shares of Company Stock free and clear of any Encumbrance, and upon delivery of and payment for the Company Stock as provided in this Agreement, Buyer will acquire good and valid title thereto, free of any Encumbrance. Except as set forth in Item 4.1 to the Disclosure Schedules, Seller is not a party to any agreement, understanding or arrangement relating to the Company Stock other than this Agreement.

         Section 4.2 Enforceability; Authority; No Conflict; No Consent.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against him in accordance with its terms, except that such enforceability may be limited by bankruptcy or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. Upon the execution and delivery by Seller of each of the documents referred to in Section 2.4(a) (collectively, the "Seller's Closing Documents"), each of Seller's Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against him in accordance with its terms, except that such enforceability may be limited by bankruptcy or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. Seller has the full right, power, authority, and capacity to execute and deliver this Agreement and Seller's Closing Documents to which it is a party and to perform its obligations hereunder and thereunder.

                  (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                      (i) Breach or give any Governmental Body or other Person
                  the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Seller may be subject;

                      (ii) contravene, conflict with, or result in a violation
                  of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Seller;

                      (iii) cause Buyer or any Acquired Company to become
                  subject to, or to become liable for the payment of, any Tax;
                  or

                      (iv) result in the imposition or creation of any
                  Encumbrance upon or with respect to the Company Stock.

                  (c) Seller is not, and will not be, required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         Section 4.3 SEC Reports by Seller. Since January 1, 2001, Seller has timely filed all SEC Reports required to the filed by him under the Exchange Act and any other reports or documents required to be filed with the Commission. At the time of filing, mailing, or delivery thereof, none of such documents or information contained or will contain an untrue statement of a material fact or omit to state a material necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

         Section 5.1 Organization and Good Standing. Buyer is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands, with full corporate power and authority to conduct its business as it is now being conducted, to own and use the properties and assets that it purports to own or use, and is duly qualified to do business and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to qualify would not have a material adverse effect on its business or properties.

         Section 5.2 Enforceability; Authority; No Conflict.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of each of the documents referred to in Section 2.4(a) (collectively, the "Buyer's Closing Documents"), each of Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and Buyer's Closing Documents and to perform its obligations hereunder and thereunder.

                  (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to (i) any provision of Buyer's Organizational Documents; (ii) any resolution adopted by the board of directors or stockholders of Buyer; (iii) any Legal Requirement or any Order to which Buyer may be subject: or (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

                  (c) Buyer is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         Section 5.3 Brokers or Finders. Neither Buyer nor any agent of Buyer has incurred any liability or obligation for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement or the Contemplated Transactions.

         Section 5.4 Disclosure. No representation or warranty or other statement made by Buyer in this Agreement, the certificates delivered pursuant to Section 2.4(b) or otherwise in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

                                   ARTICLE 6
                    COVENANTS OF SELLER PRIOR TO CLOSING DATE

         Section 6.1 Access and Investigation. Between the date of this Agreement and the Closing Date and upon reasonable advance notice received from Buyer, Seller will use his reasonable best efforts to cause each Acquired Company and its Representatives to, (a) afford Buyer and its Representatives and their Representatives (collectively, "Buyer's Advisors") reasonable access during normal business hours to each Acquired Company's personnel, properties, Contracts, books and records and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such Contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

         Section 6.2 Required Approvals. As promptly as practicable after the date of this Agreement, Seller will, and will use his reasonable best efforts to cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Seller will use his reasonable best efforts to cause each Acquired Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Item Section 5.2(c) of Buyer's Disclosure Schedule.

         Section 6.3 Business Operations of the Acquired Companies. Between the date of this Agreement and the Closing Date, Seller will use his reasonable best efforts to cause each Acquired Company to:

                  (a) conduct the business of such Acquired Company only in the Ordinary Course of Business;

                  (b) preserve intact the current business organization of such Acquired Company, and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

                  (c) confer with Buyer prior to implementing operational decisions of a material nature;

                  (d) make no material changes in management personnel or management compensation arrangements without prior consultation with Buyer;

                  (e) except as required to comply with ERISA or to maintain qualification under Section 401(a) of the Code, not amend, modify or terminate any without the express written consent of Buyer and, except as required under the provisions of any Employee Plan, not make any contribution to or with respect to any Employee Plan without the express written consent of Buyer, provided that such Acquired Company shall contribute that amount of cash to each Employee Plan necessary to fully fund its obligations under such Employee Plan; and

                  (f) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of such Acquired Company.

         Section 6.4 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will use his reasonable best efforts to cause each Acquired Company not to, without the prior consent of Buyer, (a) take any affirmative action, or fail to take any reasonable action within his or its control, as a result of which any of the changes or events listed in Section 3.7 or Section
3.8 is likely to occur, or (b) make any material modification to any Contract.

         Section 6.5 Notification. Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedule if the Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, Seller will promptly deliver to Buyer a supplement to the Disclosure Schedule specifying such change. Such delivery shall not affect any rights of Buyer under Section 9.1 and ARTICLE
11. During the same period, Seller will promptly notify Buyer of the occurrence of any event that may make the satisfaction of the conditions in ARTICLE 9 impossible or unlikely.

         Section 6.6 Payment of Indebtedness by Related Persons. Except as expressly provided in this Agreement, Seller will cause all indebtedness owed to an Acquired Company by Seller or any Related Person of Seller to be paid in full prior to Closing.

         Section 6.7 Conversion of Series A Preferred Stock. Between the date of this Agreement and the Closing Date, Seller will convert all of the issued and outstanding shares of the Company's Series A Preferred Stock, par value $0.01 per share, into shares of the Common Stock.

         Section 6.8 Reasonable Best Efforts. Between the date of this Agreement and the Closing Date, Seller will use his reasonable best efforts to cause the conditions in ARTICLE 10 to be satisfied.

                                    ARTICLE 7
                    COVENANTS OF BUYER PRIOR TO CLOSING DATE

         Section 7.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will (i) cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Seller in obtaining all consents identified in Item Section 3.2(b) of the Disclosure Schedule.

         Section 7.2 Reasonable Best Efforts. Between the date of this Agreement and the Closing Date, Buyer will use its reasonable best efforts to cause the conditions in ARTICLE 9 to be satisfied.

                                    ARTICLE 8
                              ADDITIONAL COVENANTS

         Section 8.1 Public Announcements. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Seller shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Seller and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions.

         Section 8.2 Confidentiality.

                  (a) Between the date of this Agreement and the Closing Date, Buyer and Seller will maintain in confidence, and will use its reasonable best efforts to cause the directors, officers, employees, agents, and advisors of Buyer and the Acquired Companies to maintain in confidence, and not use to the detriment of another party or an Acquired Company any written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

                  (b) If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         The obligation of Buyer to purchase the Company Stock and to take the other actions required to be taken by Buyer at the Closing is subject to the fulfillment or written waiver by Buyer at or prior to the Closing of each of the following conditions:

         Section 9.1 Accuracy of Representations. All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedule.

         Section 9.2 Seller's Performance.

                  (a) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement and the Principal Shareholder's Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered collectively), must have been duly performed and complied with in all material respects.

                  (b) Each document required to be delivered pursuant to Section 2.4(a) must have been delivered, and each of the other covenants and obligations in Sections 6.2 and 6.8 must have been performed and complied with in all respects.

         Section 9.3 Consents. Each of the Consents identified in Item (b) of
Section 3.2(b) of the Disclosure Schedule must have been obtained and must be in full force and effect.

         Section 9.4 Additional Documents. Each of the following documents must have been delivered to Buyer:

                  (a) an opinion of Sichenzia Ross Friedman Ference LLC, dated the Closing Date, in the form of Exhibit 9.4(a); and

                  (b) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 10.4(a), (ii) evidencing the accuracy of any of Seller's representations and warranties, (iii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller under this Agreement or the Principal Shareholder's Agreement, (iv) evidencing the satisfaction of any condition referred to in this ARTICLE 9 or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         Section 9.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against Buyer or any Related Person of Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions.

         Section 9.6 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies or (b) is entitled to all or any portion of the Purchase Price payable for the Company Stock.

         Section 9.7 No Material Adverse Change. Since the date of this Agreement, there has not been any material adverse change in the business, operations, properties, prospects, results of operations or condition (financial or otherwise) of any Acquired Company and no event has occurred or circumstance exists that may result in such a material adverse change.

         Section 9.8 Consummation of Other Transactions. The transactions contemplated by each of the Company Share Exchange Agreement and the Company Stock Purchase Agreement shall have been consummated (other than the consummation of the transactions contemplated by this Agreement).

                                   ARTICLE 10
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         The obligation of Seller to sell the Company Stock and to take the other actions required to be taken by Seller at the Closing is subject to the fulfillment or written waiver by Seller at or prior to the Closing of each of the following conditions:

         Section 10.1 Accuracy of Representations. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         Section 10.2 Buyer's Performance.

                  (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered collectively), must have been performed and complied with in all material respects.

                  (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4(b) and must have made the cash payments required to be made by Buyer pursuant to Section 2.4(b)(i).

         Section 10.3 Consents. Each of the Consents identified in Item 3.2(b) of the Disclosure Schedule must have been obtained and must be in full force and effect.

         Section 10.4 Additional Documents. Buyer must have caused the following documents to be delivered to Seller:

                  (a) an opinion of McGuireWoods LLP, dated the Closing Date, in the form of Exhibit 10.4(a); and

                  (b) such other documents as Seller may reasonably request for the purpose of (i) enabling his counsel to provide the opinion referred to in Section 9.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer under this Agreement, (iv) evidencing the satisfaction of any condition referred to in this ARTICLE 10 or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         Section 10.5 No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits consummation of the Contemplated Transactions or any of them and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement with reference to the Contemplated Transactions.

                                   ARTICLE 11
                            INDEMNIFICATION; REMEDIES

         Section 11.1 Survival; Right To Indemnification Not Affected By Knowledge. No representations and warranties other than the representations and warranties set forth in ARTICLE 4 and ARTICLE 5 will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations.

         Section 11.2 Indemnification And Payment of Damages By Seller. Seller will indemnify and hold harmless Buyer, the Acquired Companies and their respective Related Persons (collectively, the "Buyer Indemnified Persons") for, and will pay to the Indemnified Persons, the amount of any loss, liability, claim, damage, or expense (including costs of investigation and defense and reasonable attorneys' and consultants' fees), but not incidental or consequential damages or diminution in value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

                  (a) any Breach of any representation or warranty made by Seller in ARTICLE 4 of this Agreement (without giving effect to any supplement to the Disclosure Schedule), the Disclosure Schedule, the supplements to the Disclosure Schedule, or any other certificate or document delivered by Seller pursuant to this Agreement;

                  (b) any Breach by Seller of any covenant or obligation of Seller in this Agreement; or

                  (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller (or any Person acting on his behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 11.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

         Section 11.3 Indemnification And Payment Of Damages By Buyer. Buyer will indemnify and hold harmless Seller for, and will pay to Seller, the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in Article 5 of this Agreement or in any certificate delivered by Buyer pursuant to this Agreement,
(b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions. The remedies provided in this Section 11.2 will not be exclusive of or limit any other remedies that may be available to Seller.

         Section 11.4 Time Limitations. If the Closing occurs, Seller will have no liability (for indemnification or otherwise) with respect to any representation or warranty made by it, unless on or before the first anniversary of the Closing Date Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty made by it, unless on or before the first anniversary of the Closing Date Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller.

         Section 11.5 Procedure For Indemnification-Third Party Claims.

                  (a) Promptly after receipt by a Person entitled to indemnification under Section 11.2 or Section 11.3 (an "Indemnified Person") of notice of the commencement of any Third-Party claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "Indemnifying Person") of the commencement of such Third-Party Claim, but the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such action is prejudiced by the Indemnifying Person's failure to give such notice.

                  (b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 11.5(a) of the assertion of a Third-Party
         Claim:

                      (i) the Indemnifying Person will, unless the claim
                  involves Taxes, be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (A) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (B) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this ARTICLE 11 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation.

                      (ii) If the Indemnifying Person assumes the defense of a
                  Third-Party Claim, (A) such assumption will conclusively established for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (B) no compromise or settlement of such claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (1) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (2) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (3) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its Consent.

                      (iii) If notice is given to an Indemnifying Person of the
                  assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

                  (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise, or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of a Third-Party Claim so defended or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

                  (d) Notwithstanding the provisions of Section 13.8, Sellers hereby consent to the nonexclusive jurisdiction of any court in which a Proceeding respecting a Third-Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

                                   ARTICLE 12
                                   TERMINATION

         Section 12.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by mutual consent of Buyer and Seller; or

                  (b) by either Buyer or Seller if the Closing has not occurred (other than through the failure of the party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 31, 2005, or such later date to which the parties may agree; or

                  (c) by Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived; or

                  (d) by Buyer if any of the conditions of ARTICLE 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or

                  (e) by Seller if any of the conditions of ARTICLE 10 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with his obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date; or

                  (f) by either Buyer or Seller if any Governmental Body shall have issued a nonappealable final Order having the effect of permanently restraining, enjoining or otherwise prohibiting the Contemplated Transactions, except if the party relying on such Order has not complied with its obligations under of this Agreement with respect to such matter.

         Section 12.2 Effect of Termination. Each party's right of termination under Section 12.1 is in addition to any other rights such party may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 12.1, all further obligations of the parties under this Agreement will terminate, except the obligations in Section 8.2 and Section 13.1 will survive; provided, that if this Agreement is terminated by a party because of a Breach of the Agreement by the other party or because one or more conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's rights to pursue all legal remedies will survive such termination unimpaired; provided, that Seller shall not be liable to Buyer for any Breach arising from any of the representations and warranties contained in ARTICLE 3.

         Section 12.3 Extension; Waiver. At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

         Section 13.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives. If this Agreement is terminated, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         Section 13.2 Notices.

                  (a) All notices, consents, waivers and other communications hereunder must be in writing and either (i) delivered personally, (ii) sent by facsimile transmission (with written confirmation of a successful transmission), (iii) mailed by prepaid first class registered or certified mail, return receipt requested, or (iv) delivered by a nationally recognized prepaid overnight courier service (receipt requested), in each case to the appropriate addresses or facsimile numbers set forth below (or to such other addresses or facsimile numbers as a party may designate by notice to the other parties):

                  Seller:           Shmuel BenTov
                                    130 Carthage Road
                                    Scarsdale, New York  10583
                                    Telephone: (914) 725-1948
                                    Facsimile Number:_________________________

                  with a copy (which shall not constitute notice) to:

                                     Sichenzia Ross Friedman Ference LLP
                                     1065 Avenue of the Americas
                                     21st Floor
                                     New York, New York  10018
                                     Attention: Jeffrey J. Fessler, Esq.
                                     Telephone: (212) 398-4627
                                     Facsimile Number: (212) 930-9725
                                     jfessler@srffllp.com

                  Buyer:            Oak Finance Investments Limited
                                    c/o Arias Fabrega & Fabrega Trust Company
                                        BVI Ltd.
                                    325 Waterfront Drive
                                    Omar Hodge Building, 2nd Floor
                                    Wickham's Cay
                                    Road Town, Tortola
                                    British Virgin Islands
                                    Telephone:  _______________________
                                    Facsimile Number: _________________

                  with a copy (which shall not constitute notice) to:

                                    McGuireWoods LLP
                                    1345 Avenue of the Americas
                                    7th Floor
                                    New York, NY 1010
                                    Attention:  William A. Newman, Esq.
                                    Facsimile Number: 212 548-2150


                  (b) All such notices, consents, waivers and other communications will (i) if delivered personally in the manner and to the address provided in this section, be deemed given upon delivery,
         (ii) if delivered by facsimile transmission in the manner and to the facsimile number provided in this section, be deemed given on the earlier of receipt or the first business day after transmission, (iii) if delivered by mail in the manner, and to the address provided in this section, be deemed given on the earlier of the third business day following mailing or upon receipt, if earlier, and (iv) if delivered by overnight courier in the manner and to the address provided in this section, be deemed given on the earlier of receipt or the first business day following the date sent by such overnight courier.

         Section 13.3 Entire Agreement; Modifications. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter (including the letter of intent, dated July __, 2004,) and constitutes (along with the Disclosure Schedule, Exhibits and other documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         Section 13.4 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would require the application of any other law.

         Section 13.5 Assignment; Successors; No Third Party Rights. Seller may not assign any of its rights or delegate any of its obligations under this Agreement (whether by operation of law or otherwise) without the prior written consent of Buyer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         Section 13.6 Severability. If any portion of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         Section 13.7 No Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, and no single or partial exercise by a party of its rights hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

         Section 13.8 Jurisdiction; Service of Process. Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the federal courts sitting in the County of New York, State of New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such courts and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

         Section 13.9 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         Section 13.10 Counterparts. This Agreement may be executed in one or more counterpart copies, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

         Section 13.11 Signatures. This Agreement may be executed with original or facsimile signatures in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one-and-the-same document.

         In Witness Whereof, Buyer and Seller have executed this Agreement as of the date first written above.

                                    BUYER:

                                    OAK FINANCE INVESTMENTS LIMITED


                                    By:  /s/  Brenda Patricia Cocksedge
                                         ------------------------------
                                        Name:  Brenda Patricia Cocksedge
                                        Title: Director


                                    SELLER:

                                    /s/ Shmuel BenTov
                                    -----------------
                                    Shmuel BenTov

                                    /s/ Shmuel BenTov
                                    ------------------
                                    Shmuel BenTov, as IRA custodian

                                    /s/ Shmuel BenTov
                                    -----------------
                                    Shmuel BenTov, as custodian for 7,500 shares

The undersigned hereby consents to this Agreement, agrees to permit Seller to deliver her shares in accordance with Section 2.4(a)(ii) above and to permit the purchase price therefor to be paid as provided in Section 2.4(b)(i).


/s/  Ronit BenTov
-----------------
Ronit BenTov

                                                              EXHIBIT 2.4(A)(iv)
                                                  EMPLOYMENT AGREEMENT AMENDMENT


                         [Form of Employment Agreement]

                                    AMENDMENT
                                     TO THE
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                           THE A CONSULTING TEAM, INC.
                                       AND
                                  SHMUEL BENTOV



                                  THE RECITALS



A. The A Consulting Team, Inc. (the "Company") and Shmuel Bentov (the "Executive") entered into an employment agreement, dated as of [_________] (the "Agreement");

B. The Company and Oak Finance Investments Limited, a British Virgin Islands company (the "Buyer"), have entered into the Stock Purchase Agreement, dated as of January 21, 2005 (the "Stock Purchase Agreement"), and the Principal Shareholder's Agreement, dated as of January 21, 2005 (the "Principal Shareholder's Agreement"); and

C. It is a condition to the Executive's obligations to perform its obligations under the Stock Purchase Agreement and to sell his shares to the Buyer, and to the Buyer's obligation to perform its obligation under the Stock Purchase Agreement and to purchase the Executive's shares, that the Company and the Executive shall have amended the Agreement by entering into this Agreement.

                                  THE AGREEMENT

     NOW THEREFORE, the Agreement is hereby amended as provided herein.

     Section 1. Section 1.1 of the Agreement is hereby amended in full to read as follows:

             "The Executive agrees to be employed as an employee of the Corporation and as a member of its executive team, all on the terms and conditions hereinafter set forth."

     Section 2. Section 1.3 is hereby amended by deleting "Board of Directors" and inserting "Chief Executive Officer" in lieu thereof.

     Section 3. Section 1.5 is hereby deleted from the Agreement.

     Section 4. Section 2.1 of the Agreement is hereby restated in full to read as follows:

             "Executive shall be an at will employee of the Corporation with no fixed term of employment. Either the Corporation or Executive may terminate the term of employment on not less than 90 days' written notice given to the other."



     Section 5. The second sentence of Section 3.1 is hereby deleted in full from the Agreement.

     Section 6. Section 3.4 is hereby deleted in full from the Agreement.

     Section 7. Sections 4 and 5 are hereby deleted in full from the Agreement.

     Section 8. Section 6.1 of the Agreement is hereby restated in full to read as follows:

              "During the term of this Agreement and for a period of two (2) years after the Termination Date, the Executive shall not (i) directly or indirectly, as an employee, agent, manager, director, officer, controlling stockholder, partner or otherwise, engage or participate in any business engaged in the continental United States in activities competitive with any activities in which the Corporation is engaged during the period ending on [insert date on which the Amendment to the Employment Agreement becomes effective], (ii) solicit from any client or division, department or subsidiary of any client of the Corporation, or any individual employed by any of the foregoing, for whom the Executive performed services at any time after January 21, 2004, any business relating to services similar to the services which were so performed by the Executive for such clients during the period beginning on January 21, 2004 and ending on the Termination Date. In addition, the Executive shall not during the term of this Agreement and during the two (2) years after the Termination Date, request or cause any client of the Corporation to cancel or terminate any business relationship with the Corporation or any of its subsidiaries, or directly or indirectly solicit or otherwise cause any employee to terminate such employee's relationship with the Corporation."



     Section 9. Section 6.5 of the Agreement is hereby restated in full to read as follows:

              "The Executive recognizes that the employees of the Corporation are a valuable resource of each such member. Executive agrees that Executive shall not, for a period of two (2) year following the Termination Date, either alone or in conjunction with any other person or entity solicit, induce or recruit any employee to leave the employ of the Corporation."

     Section 10. Following any termination of the term of employment, whether by the Corporation or by the Executive, Executive shall have the right for a period of not less than 10 years following such termination to maintain, at Executives' sole cost and expense by payment of premium and all other costs payable by insureds under the policy, health insurance under the group health insurance policy maintained from time to time by the Corporation. In the event of any sale of the Corporation's business, the successor shall assume in writing the Corporation's obligation to the Executive under this Section 7 of this Amendment.

     Section 11. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 12. The Executive hereby waives any and all rights he may have, now or in the future, to assert or maintain that the change in his duties and title effected as a result of Section 1 above constitute "Good Reason" under the Agreement.

     Section 13. The Agreement, except as otherwise set forth herein, shall remain in full force and effect in all other respects.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of [__________].

                                    EXECUTIVE


                                    By:
                                    ---------------------
                                    SHMUEL BENTOV


                                    THE A CONSULTING TEAM, INC.

                                    By:
                                    -----------------------
                                    Name:  Richard Falcone
                                    Title: Chief Financial Officer

                                                                  EXHIBIT 9.4(A)
                                                      SELLER'S COUNSEL'S OPINION

                             [Intentionally Omitted]

                                                                 EXHIBIT 10.4(A)
                                                       BUYER'S COUNSEL'S OPINION

                             [Intentionally Omitted]